UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 8, 2013, Frank’s International N.V., a limited liability company organized under the laws of The Netherlands (the “Company”) and Frank’s International Management B.V., a private limited liability company organized under the laws of The Netherlands, acting in its capacity as sole general partner of Frank’s International C.V., a limited partnership organized under the laws of The Netherlands (“FICV”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International as representatives of the several underwrites named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value €0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and purchase by the Underwriters, of 30,000,000 shares of Common Stock at a price of $22.00 per share ($20.735 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 4,500,000 shares of Common Stock (the “Option Shares”) at the same price per share, to cover over-allotments, if any. On August 9, 2013, the Underwriters exercised the Underwriters’ Option in full. The material terms of the Offering are described in the prospectus, dated August 8, 2013 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 9, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-188536), initially filed by the Company on May 10, 2013.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and FICV have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering, including the Underwriters’ Option, closed on August 14, 2013, and the Company received proceeds (the “Net Proceeds”) from the Offering of approximately $711.9 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Net Proceeds of the Offering were used to repay in full outstanding notes payable to FWW B.V., under which an aggregate of $415.4 million was outstanding as of June 30, 2013. The remaining Net Proceeds (including any proceeds attributable to the Underwriters exercise of their option to purchase the Option Shares) will be contributed to FICV. FICV will use such proceeds for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting—Relationships” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking transactions with the Company in the ordinary course of its business. The Underwriters have received, and expect to receive, customary compensation and expense reimbursement for these investment banking transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of August 8, 2013, by and among Frank’s International N.V., Frank’s International Management B.V., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: August 14, 2013	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of August 8, 2013, by and among Frank’s International N.V., Frank’s International Management B.V., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International.

4